Exhibit 22

GUARANTOR SUBSIDIARIES OF HEICO CORPORATION

As of May 27, 2026, the following subsidiaries of HEICO Corporation are guarantors of the Company’s 5.25% Senior Notes due 2028 and 5.35% Senior Notes due 2033:

Name	Name
16-1741 Property, Inc.	Conxall Corporation
26 Ward Hill Property, LLC	CSI Aerospace, Inc.
3 McCrea Property Company, LLC	dB Control Corp.
34 Freedom Court, Corp.	Decavo LLC
3D Plus U.S.A., Inc.	Dielectric Sciences, Inc.
60 Sequin LLC	Dixie Aerospace, LLC
8929 Fullbright Property, LLC	Dukane Seacom, Inc.
Absolute Aviation Services, LLC	Engineering Design Team, Inc.
Accessory Technologies Corporation	EthosEnergy Accessories and Components, LLC
Accurate Metal Machining, Inc.	Fortner Eng. & Mfg. Inc.
Action Research Corporation	Future Aviation, Inc.
Aero-Glen International, LLC	Gables Engineering, Inc.
AeroAntenna Technology, Inc.	Harter Aerospace, LLC
AeroDesign, Inc.	HEICO Aerospace Corporation
AeroELT, LLC	HEICO Aerospace Holdings Corp.
Aerospace & Commercial Technologies, LLC	HEICO Aerospace Parts Corp.
Aerospace Coatings International, LLC	HEICO East Corporation
Air Cost Control US, LLC	HEICO Electronic Technologies Corp.
Aircraft Technology, Inc.	HEICO Flight Support Corp.
Analog Modules, Inc.	HEICO Parts Group, Inc.
Apex Holding Corp.	HEICO Repair Group Aerostructures, LLC
Apex Microtechnology, Inc.	HEICO Repair, LLC
ASC International, Inc.	HETC I, LLC
Astro Property, LLC	HETC II Corp.
Astroseal Products Mfg. Corporation	HETC III, LLC
Aviatron, Inc.	HETC IV, LLC
Bay Equipment Corp.	HETC V, LLC
Bernier Connect USA, Inc.	HETC VIII, LLC
Blue Aerospace LLC	HETC IX, LLC
Camtronics, LLC	HFSC III Corp.
Capewell Aerial Systems LLC	HFSC IV Corp.
Capewell Property, LLC	HFSC V, LLC
Carbon by Design Corporation	HFSC VI, LLC
Carbon by Design LLC	HFSC VII, LLC
Charter Engineering, Inc.	HFSC VIII, LLC
Connectronics Corp.	HFSC XI Corp.

Name	Name
HFSC XII, LLC	Reinhold Industries, Inc.
HFSC XIII, LLC	Research Electronics International, L.L.C.
HNW2 Building Corp.	Ridge Engineering, LLC
HNW Building Corp.	Ridge HoldCo, LLC
HVT Group, Inc.	Robertson Fuel Systems, L.L.C.
ICS Aero, LLC	Rockmart Fuel Containment, LLC
Inertial Airline Services, Inc.	Rockmart Holdco, Inc.
Intelligent Devices, LLC	Rocky Mountain Hydrostatics, LLC
IRCameras LLC	Rosen Aviation, LLC
Ironwood Electronics, Inc.	Santa Barbara Infrared, Inc.
Jet Avion Corporation	Seal Dynamics LLC
Jetseal, Inc.	Seal Q Corp.
Kitco, LLC	Sensor Systems, Inc.
Leader Tech, Inc.	Sensor Technology Engineering, LLC
LLP Enterprises, LLC	Sierra Microwave Technology, LLC
LPI Industries Corporation	Silver Wings Aerospace, Inc.
Lucix Corporation	Solid Sealing Technology, Inc.
Lumina Power, Inc.	Soundair Repair Group, LLC
Marway Power Systems, Inc.	Specialty Silicone Products, Inc.
McClain International, Inc.	Sunshine Avionics LLC
Mid Continent Controls, Inc.	Switchcraft Holdco, Inc.
Midwest Microwave Solutions, Inc.	Switchcraft, Inc.
Millennium International, L.L.C.	The Bechdon Company, LLC
Niacc-Avitech Technologies Inc.	Thermal Energy Products, Inc.
Northwings Accessories Corp.	Thermal Structures, Inc.
Optical Display Engineering, Inc.	Trad Tests & Radiations, Inc.
Paciwave, Inc.	Transformational Security, LLC
PHS / MWA	TSID Holdings, LLC
Pioneer Industries, LLC	TTT-Cubed, Inc.
Prime Air, LLC	Turbine Kinetics, Inc.
Pyramid Semiconductor Corp.	Wencor Acquisition, Inc.
Quell Corporation	Wencor Defense Intermediate Holdco, LLC
R.H. Laboratories, Inc.	Wencor Defense, LLC
Radiant Power Corp.	Wencor Group, LLC
Radiant Power IDC, LLC	Wencor Investment I, LLC
Radiant-Seacom Repairs Corp.	Wencor MRO, LLC
Ramona Research, Inc.	Wencor Parent, Inc.
Reinhold Holdings, Inc.	Wencor, LLC